                                                                    EXHIBIT 99



                                NEWS RELEASE




                                       FOR IMMEDIATE RELEASE
                                       CONTACT:

                                       Ann Flood, Secretary,
                                       Legal Counsel (517) 347-6239

                                       John Lang, Treasurer
                                       (517) 347-6207


              PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                     AND
                      PHYSICIANS PROTECTIVE TRUST FUND
                           REAFFIRM PLAN TO MERGE

     Okemos, Michigan and Coral Gables, Florida - October 27, 1997 -Professionals Insurance Company Management Group ("Professionals Group") and Physicians Protective Trust Fund ("PPTF") announced today that PPTF has rejected the most recent proposal of FPIC Insurance Group, Inc. ("FPIC") to merge with PPTF. PPTF also announced that its Board of Trustees has directed management not to enter negotiations with FPIC regarding FPIC's most recent proposal.

     Victor Adamo, Professionals Group's President and Chief Executive Officer, stated: "We look forward to approval of the merger by Professionals Group's shareholders and PPTF's policyholders and to the closing of the transaction shortly thereafter. The transaction will diversify both companies' overall risk profile through geographic diversification and will maintain the quality of service that the customers of each company have come to expect and rely on".

     Steven L. Salman, President and CEO of PPTF, commented: "The entire PPTF Board of Trustees has concluded that the interests of PPTF's policyholders would be best served by the contemplated strategic affiliation with Professionals Group rather than a merger of PPTF into FPIC."